DEAN FOODS ANNOUNCES THIRD QUARTER 2018 RESULTS

DALLAS, November 7, 2018 - Dean Foods Company (NYSE: DF) today reported third quarter 2018 results.
Highlights

•	Q3 loss from continuing operations per diluted share was $0.29 and adjusted loss per diluted share was $0.28

•	Closed and consolidated seven manufacturing plants; incurred higher than expected transitory costs

•	Q3 volume in-line with expectations; first full quarter of anticipated customer volume losses

•	Significant inflation in fuel, freight and resin versus prior year

•	Lowers full-year 2018 guidance
Chief Executive Officer Ralph Scozzafava said, "Our enterprise-wide cost productivity plan is well underway and we’re executing the right initiatives on a compressed timeline. The third quarter marked an unprecedented level of activity as we closed and consolidated seven plants, redistributing the volume into 23 other locations within six weeks. This work contributed to a very challenging quarter as these closures were complicated and we made it our top mission to prioritize service to our customers, above all else. We incurred significant transitory costs related to ramping up receiving plant locations while also experiencing deleverage as volume exited the closing facilities. Third quarter results included the first full quarter of anticipated volume exiting our system amplified by incremental short-term costs associated with plant consolidations. The actions we implemented are critically important as we are in the process of reducing our fixed cost base and removing excess capacity to make our business leaner and more agile as we prepare ourselves for 2019."
"Our overall strategy remains our roadmap and through our enterprise-wide cost productivity plan, we are transforming the company to more effectively compete and win. The heavy lifting of the seven plant closures in the third quarter is now behind us. However, residual transitory costs associated with our plant consolidation efforts, retailers continued investment in private label and higher than expected transportation-related inflation leads us to lower our guidance. We now anticipate an adjusted net loss for the full year in the range of $0.10 to $0.30. Our focused and disciplined approach to our enterprise-wide cost productivity plan enabled us to reduce our capital expenditure guidance to between $100 and $120 million. Our full year cash flow guidance is reduced to between $30 and $50 million," concluded Scozzafava.
We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.

Third Quarter 2018 Operating Results

Financial Summary *	Three Months Ended September 30		Nine Months Ended September 30
(In millions, except per share amounts)	2018	2017	2018	2017

Gross Profit
GAAP	$391	$442	$1,272	$1,372
Adjusted	$390	$448	$1,270	$1,373

Operating Income (Loss)(2)
GAAP	$(26)	$3	$(51)	$54
Adjusted	$(20)	$47	$47	$131

Interest Expense
GAAP	$14	$17	$42	$50
Adjusted	$14	$17	$42	$49

Income (Loss) from Continuing Operations
GAAP	$(27)	$(10)	$(69)	$(2)
Adjusted	$(25)	$18	$2	$50

Diluted Earnings (Loss) Per Share (EPS) from Continuing Operations
GAAP	$(0.29)	$(0.11)	$(0.75)	$(0.03)
Adjusted	$(0.28)	$0.20	$0.03	$0.55

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Forward Outlook” and “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.
(2)    Results for the three and nine months ended September 30, 2017 have been revised to reflect the retrospective adoption of Accounting Standards Update No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost ("ASU 2017-07"). The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million and $3.2 million for the three and nine months ended September 30, 2017, respectively, and a corresponding increase of $1.1 million and $3.2 million to other expense for the three and nine months ended September 30, 2017, with no net impact to net income (loss) or earnings (loss) per share.

Cash Flow
Net cash provided by continuing operations for the nine months ended September 30, 2018, totaled $120 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $51 million for the nine months ended September 30, 2018, a $46 million increase as compared to the prior year period driven in part by the overlap of a $38.5 million defined pension plan contribution in the second quarter of 2017. Capital expenditures totaled $69 million for the nine months ended September 30, 2018.
Debt
Total outstanding debt at September 30, 2018, net of $22 million cash on hand, was approximately $870 million. The Company’s net debt to bank EBITDA total leverage ratio, on an all-cash netted basis, was 3.60 times at the end of the third quarter 2018.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income (loss), adjusted interest expense, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted earnings (loss) from continuing operations per diluted share, adjusted earnings (loss) per diluted share, adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2018, and 2017, is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income (loss), interest expense, net income (loss) and earnings (loss) per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	closed deal costs;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	costs associated with the early retirement of long-term debt;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	costs associated with our enterprise-wide cost productivity plan;

•	separation costs;

•	gains or losses related to step-acquisitions, discontinued operations and divestitures;

•	operating income (loss) attributable to non-controlling interest;

•	litigation settlements (including any related interest accretion);

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 26.5%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s ongoing operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the adjustments for incremental trademark amortization and interest expense and the normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as an indicator of our ability to service existing debt and our liquidity.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods® is a leading food and beverage company and the largest processor and direct-to-store distributor of fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly’s®, Garelick Farms®, LAND O LAKES®* milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. Dean Foods also has a joint venture with Organic Valley®, distributing fresh organic products to local retailers. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Almost 16,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark used by license.

Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio, and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s enterprise-wide cost productivity plan and other cost-saving initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Investor Relations/External Communications, Suzanne Rosenberg, +1 214-303-3438. Media please contact +1 214-721-7766 or media@deanfoods.com.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2018(1)	2017(1)(2)	2018(1)	2017(1)(2)
Net sales	$1,894,066	$1,937,620	$5,825,803	$5,860,028
Cost of sales	1,503,469	1,495,782	4,553,919	4,488,491
Gross profit	390,597	441,838	1,271,884	1,371,537
Operating costs and expenses:
Selling and distribution	349,244	332,551	1,031,961	1,015,624
General and administrative	66,582	67,950	208,076	238,895
Amortization of intangibles	5,150	5,232	15,306	15,542
Facility closing and reorganization costs, net	(2,679)	7,844	73,444	22,947
Impairment of long-lived assets	—	24,970	2,232	24,970
Other operating income	—	—	(2,289)	—
Equity in (earnings) loss of unconsolidated affiliate	(1,917)	—	(5,516)	—
Total operating costs and expenses	416,380	438,547	1,323,214	1,317,978
Operating income (loss)	(25,783)	3,291	(51,330)	53,559
Other expense:
Interest expense	13,810	16,527	41,912	50,410
Other expense, net	432	414	1,684	805
Total other expense	14,242	16,941	43,596	51,215
Income (loss) before income taxes	(40,025)	(13,650)	(94,926)	2,344
Income tax expense (benefit)	(13,377)	(3,677)	(25,997)	4,429
Loss from continuing operations	(26,648)	(9,973)	(68,929)	(2,085)
Income from discontinued operations, net of tax	—	11,355	—	11,355
Gain on sale of discontinued operations, net of tax	—	—	1,922	—
Net income (loss)	(26,648)	1,382	(67,007)	9,270
Net loss attributable to non-controlling interest	224	—	224	—
Net income (loss) attributable to Dean Foods Company	$(26,424)	$1,382	$(66,783)	$9,270
Average common shares:
Basic	91,372	90,939	91,303	90,845
Diluted	91,372	90,939	91,303	90,845
Basic income (loss) per common share:
Loss from continuing operations attributable to Dean Foods Company	$(0.29)	$(0.11)	$(0.75)	$(0.03)
Income from discontinued operations attributable to Dean Foods Company	—	0.13	0.02	0.13
Net income (loss) attributable to Dean Foods Company	$(0.29)	$0.02	$(0.73)	$0.10
Diluted income (loss) per common share:
Loss from continuing operations attributable to Dean Foods Company	$(0.29)	$(0.11)	$(0.75)	$(0.03)
Income from discontinued operations attributable to Dean Foods Company	—	0.13	0.02	0.13
Net income (loss) attributable to Dean Foods Company	$(0.29)	$0.02	$(0.73)	$0.10
(1)    Results for the three and nine months ended September 30, 2018 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606"). Historically, we presented sales of excess raw materials as a reduction of cost of sales within our unaudited Condensed Consolidated Statements of Operations. On a prospective basis, effective January 1, 2018, in connection with the adoption of ASC 606, we began reporting sales of excess raw materials within the net sales line of our unaudited Condensed Consolidated Statements of Operations. Sales of excess raw materials included in net sales were $112.4 million and $387.1 million in the three and nine months ended September 30, 2018, respectively. Sales of excess raw materials included as a reduction to cost of sales were $148.3 million and $456.5 million in the three and nine months ended September 30, 2017, respectively. This change in presentation has no net impact on gross profit.
(2)    Results for the three and nine months ended September 30, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million and $3.2 million for the three and nine months ended September 30, 2017, respectively, and a corresponding increase of $1.1 million and $3.2 million to other expense, net for the three and nine months ended September 30, 2017, respectively, with no net impact to net loss or loss per share.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$21,785	$16,512
Other current assets	916,856	1,003,367
Total current assets	938,641	1,019,879
Property, plant and equipment, net	999,438	1,094,064
Intangibles and other assets, net	416,383	389,886
Total	$2,354,462	$2,503,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$644,383	$671,070
Total long-term debt, including current portion	887,164	913,199
Other long-term liabilities	238,581	263,613
Total Dean Foods Company stockholders' equity	572,452	655,947
Non-controlling interest	11,882	—
Total stockholders' equity	584,334	655,947
Total	$2,354,462	$2,503,829

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30
	2018	2017
Operating Activities
Net cash provided by operating activities	$119,798	$66,725

Investing Activities
Payments for property, plant and equipment	(68,680)	(61,384)
Payments for acquisitions, net of cash acquired	(13,324)	(21,596)
Proceeds from sale of fixed assets	19,083	3,112
Other investments	—	(11,000)
Net cash used in investing activities	(62,921)	(90,868)

Financing Activities
Net proceeds from (repayment of) debt	(26,859)	57,582
Payments of financing costs	—	(1,767)
Proceeds from issuance of subsidiary's common stock	354	—
Cash dividends paid	(24,663)	(24,540)
Issuance of common stock, net of share repurchases for withholding taxes	(436)	(764)
Net cash provided by (used in) financing activities	(51,604)	30,511
Change in cash and cash equivalents	5,273	6,368
Cash and cash equivalents, beginning of period	16,512	17,980
Cash and cash equivalents, end of period	$21,785	$24,348

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30, 2018
		Asset write-downs and (gain) loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Non-controlling interest in Good Karma	Other adjustments	Income tax
	GAAP	(a)	(c)	(d)	(f)	(g)	(h)	(i)	Adjusted*
Gross profit	$390,597	$—	$—	$(1,009)	$—	$—	$—	$—	$389,588

Selling and distribution	349,244	—	—	(42)	—	—	—	—	349,202

General and administrative	66,582	—	—	—	(4,968)	—	(17)	—	61,597

Total operating costs and expenses	416,380	(3,935)	2,679	(42)	(4,968)	—	(17)	—	410,097

Operating income (loss)	(25,783)	3,935	(2,679)	(967)	4,968	316	17	—	(20,193)

Income (loss) from continuing operations	(26,648)	3,935	(2,679)	(967)	4,968	316	17	(4,252)	(25,310)

Diluted earnings (loss) per share from continuing operations (j)	$(0.29)	$0.04	$(0.03)	$(0.01)	$0.05	$—	$—	$(0.04)	$(0.28)

	Three Months Ended September 30, 2017
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(h)	(i)	Adjusted*
Gross profit(1)	$441,838	$—	$—	$—	$6,312	$—	$—	$448,150

Selling and distribution(1)	332,551	—	—	—	2,012	—	—	334,563

General and administrative(1)	67,950	—	(50)	—	—	(2,116)	—	65,784

Total operating costs and expenses(1)	438,547	(28,905)	(50)	(7,844)	2,012	(2,116)	—	401,644

Operating income(1)	3,291	28,905	50	7,844	4,300	2,116	—	46,506

Income (loss) from continuing operations	(9,973)	28,905	50	7,844	4,300	2,116	(14,912)	18,330

Diluted earnings (loss) per share from continuing operations (j)	$(0.11)	$0.32	$—	$0.09	$0.05	$0.01	$(0.16)	$0.20
(1)    Results for the quarter ended September 30, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million for the three months ended September 30, 2017 and a corresponding increase of $1.1 million to other expense, net for the three months ended September 30, 2017, with no net impact to net loss or loss per share.
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended September 30, 2018
		Asset write-downs and loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Non-controlling interest in Good Karma	Other adjustments	Income tax
	GAAP	(a)	(c)	(d)	(f)	(g)	(h)	(i)	Adjusted*
Gross profit	$1,271,884	$—	$—	$(1,611)	$—	$—	$—	$—	$1,270,273

Selling and distribution	1,031,961	—	—	546	—	—	—	—	1,032,507

General and administrative	208,076	—	—	—	(14,680)	—	(206)	—	193,190

Total operating costs and expenses	1,323,214	(14,037)	(73,444)	546	(14,680)	—	2,083	—	1,223,682

Operating income (loss)	(51,330)	14,037	73,444	(2,157)	14,680	316	(2,083)	—	46,907

Income (loss) from continuing operations	(68,929)	14,037	73,444	(2,157)	14,680	316	(2,083)	(26,875)	2,433

Diluted earnings (loss) per share from continuing operations (j)	$(0.75)	$0.15	$0.80	$(0.02)	$0.16	$—	$(0.02)	$(0.29)	$0.03

	Nine Months Ended September 30, 2017
		Asset write-downs and loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(h)	(i)	Adjusted*
Gross profit(1)	$1,371,537	$—	$—	$—	$1,802	$—	$—	$1,373,339

Selling and distribution(1)	1,015,624	—	—	—	(2)	—	—	1,015,622

General and administrative(1)	238,895	—	(372)	—	—	(15,255)	—	223,268

Total operating costs and expenses(1)	1,317,978	(36,775)	(372)	(22,947)	(2)	(15,255)	—	1,242,627

Operating income(1)	53,559	36,775	372	22,947	1,804	15,255	—	130,712

Interest expense	50,410	—	—	—	—	(1,080)	—	49,330

Income (loss) from continuing operations	(2,085)	36,775	372	22,947	1,804	16,335	(26,190)	49,958

Diluted earnings (loss) per share from continuing operations (j)	$(0.03)	$0.40	$—	$0.25	$0.03	$0.19	$(0.29)	$0.55
(1)    Results for the nine months ended September 30, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $3.2 million for the nine months ended September 30, 2017 and a corresponding increase of $3.2 million to other expense, net for the nine months ended September 30, 2017, with no net impact to net loss or loss per share.
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended September 30		Nine Months Ended September 30		Trailing Twelve Months Ended September 30,
	2018	2017	2018	2017	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Bank EBITDA
Net income (loss)	$(26,648)	$1,382	$(67,007)	$9,270	$(14,689)
Interest expense	13,810	16,527	41,912	50,410	56,463
Income tax expense (benefit)	(13,377)	(3,677)	(25,997)	4,429	(56,605)
Depreciation and amortization	37,472	41,849	116,303	125,721	156,395
Asset write-downs and loss on sale of assets (a)	—	24,970	2,232	24,970	5,080
Closed deal costs (b)	—	50	—	372	—
Facility closing and reorganization costs, net (c)	(2,679)	7,844	73,444	22,947	75,410
Mark-to-market on derivative contracts (d)	(967)	4,300	(2,157)	1,804	(1,145)
Discontinued operations (e)	—	(11,355)	(1,922)	(11,355)	(4,733)
Cost productivity plan (f)	4,968	—	14,680	—	20,418
Non-controlling interest in Good Karma (g)	316	—	316	—	316
Other adjustments (h)	17	2,116	(2,083)	15,255	121
Adjusted EBITDA	$12,912	$84,006	$149,721	$243,823	237,031

Non-cash share-based compensation expense					4,393
Bank EBITDA					$241,424

					September 30, 2018
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion					$887,164
Unamortized debt issuance costs					4,848
Cash and cash equivalents					(21,785)
Net debt					$870,227
Bank EBITDA					241,424
Total leverage ratio					3.60

				Nine Months Ended September 30
				2018	2017
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities				$119,798	$66,725
Payments for property, plant and equipment				(68,680)	(61,384)
Free Cash Flow provided by continuing operations				$51,118	$5,341
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and nine months ended September 30, 2018, and 2017, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our ongoing operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)	The adjustment reflects the elimination of the following:

i.
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million for each of the three months ended September 30, 2018, and 2017, and $11.8 million for each of the nine months ended September 30, 2018, and 2017; and

ii.
Asset impairment charges on certain fixed assets of $2.2 million for the nine months ended September 30, 2018 and $25.0 million for each of the three and nine months ended September 30, 2017. We evaluate our long-lived assets for impairment when circumstances indicate that the carrying value of an asset group may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment, the planned closure of a facility or a decline in operating cash flows of an asset group.

(b)
The adjustment reflects the elimination of expenses related to completed acquisitions and other transactional activities of $0.1 million and $0.4 million for the three and nine months ended September 30, 2017, respectively.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(e)
The adjustment reflects the elimination of net gains from discontinued operations of $1.9 million for the nine months ended September 30, 2018 and $11.4 million for each of the three and nine months ended September 30, 2017.

(f)
The adjustment reflects the elimination of certain direct expenses incurred as a result of our enterprise-wide cost productivity plan. The charges were $5.0 million and $14.7 million for the three and nine months ended September 30, 2018, respectively.

(g)	The adjustment reflects the elimination of operating loss attributable to the non-controlling interest in Good Karma Foods, Inc. ("Good Karma").

(h)	The adjustment reflects the elimination of the following:

i.
The non-cash gain from the remeasurement of our investment in Good Karma. We increased our ownership interest in Good Karma with an additional investment of $15 million through a step-acquisition during the three months ended June 30, 2018;

ii.	Separation charges related to the previously disclosed departures of certain executive officers of $0.2 million in the nine months ended September 30, 2018;

iii.
A reduction to separation charges of $1.4 million and $2.5 million for the three and nine months ended September 30, 2017, respectively, in connection with the Company's previously disclosed CEO succession plan;

iv.	A separation charge of $3.5 million for each of the three and nine months ended September 30, 2017 in connection with the previously disclosed CFO departure;

v.	A charge related to litigation settlements reached in the nine months ended September 30, 2017; and

vi.
The write off of unamortized deferred financing costs of $1.1 million in connection with the January 4, 2017 amendments to our senior secured revolving credit facility and receivables securitization facility in the nine months ended September 30, 2017.

(i)
The adjustment reflects the income tax impact of adjustments (a) through (d) and (f) through (h) and an adjustment to our income tax expense to reflect income tax at a tax rate of 26.5% for the three and nine months ended September 30, 2018, respectively, and 38% for the three and nine months ended September 30, 2017, respectively, which we believe represents our normalized effective tax rate as a U.S. domiciled business. The reduction in our normalized effective tax rate beginning in 2018 is associated with the December 22, 2017, enactment of the Tax Cuts and Jobs Act.

(j)
Includes an adjustment to diluted shares outstanding to reflect an add-back of approximately 159,000 dilutive shares and 183,000 dilutive shares for the three and nine months ended September 30, 2018, respectively, and approximately 200,000 dilutive shares and 449,000 dilutive shares for the three and nine months ended September 30, 2017, respectively, which were anti-dilutive for GAAP purposes.